EXHIBIT 10.9

              SPRINT SPECTRUM L.P. CONFIDENTIAL INFORMATION Page 1

Ver. 1.0  Type II  12/21/01

                       WIRELESS INTERNET SERVICE AGREEMENT

This WIRELESS INTERNET SERVICE AGREEMENT ("Agreement") is effective as of 30 July, 2001 ("Effective Date"), between Sprint Spectrum L.P., a Delaware limited partnership doing business as Sprint PCS ("Sprint PCS") and Retreival Dynamics Corporation, a Florida corporation ("Service Provider"). The parties desire to provide Service Provider's Internet-based content, media, communications or commerce services as part of the Sprint PCS Services.

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DESCRIPTION OF SERVICE  PROVIDER CONTENT AND SERVICES (FOR USE IN THE SPRINT PCS
SERVICES AND PROMOTIONAL MATERIALS)
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Service  Provider  link  name as it is to  appear in the  Sprint  PCS  Services:
QxprintTM  or   WWW.QXPRINT.COM   (must  include  all  desired   capitalization,
punctuation, trade / service marking, etc.)

Long Description (1 brief paragraph):

QxprintTM is a hosted application that allows you to create a "virtual" desktop FREE-of-Charge, where you can up-load and manage stored contacts along with printable files, documents, and data. Using a browser-based Sprint PCS phone and Internet connectivity, you can access your desktop and merge new or stored contacts to secure pre-defined documents, files, or data. With a few simple commands the Sprint PCS phone will be used as a "remote-control" device to access and select a contact along with selected information to be sent via email, fax, or Print-on-Demand services for Postal Service and FedEx delivery options.

Short Description for Marketing / Promotional Use (15-20 words): QxprintTM allows the Sprint PCS phone to function as a "Command-and-Control" unit for retrieving, sending, and printing documents, files and data.

Short  Description  for  Use  within  the  Sprint  PCS  Services  (8-10  words):
QxprintTM: Send or Print Documents/Files by Email, Fax, USPS, and FedEx.

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SERVICE PROVIDER SERVICES
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The Service Provider Services will consist of the following  features,  and will be developed in an **HDML 3.0 (or higher), **WML 1.1 (or higher) and an HTML format optimized for wireless hand-held devices, by Service Provider for Sprint PCS Acceptance Testing according to Section 12.1. Service Provider will allow Sprint PCS adequate lead-time and the ability to test, verify and approve new features on the Service Provider Services prior to their launch. New features include, but are not limited to, new flows, new functionality, new hardware, changes in the operational environment, or new data requirements.

** Sprint PCS will provide HDML/WML Style Guides to support the design of the Service Provider Services. Service Provider will adhere to the requirements outlined in the Style Guides.

Phase 1:
---------
The initial version of the Service Provider Services will include following features:

*    Free 25 megs of storage for contacts, data, files, and documents

*    Quick Send feature

* No Registration Charge, Transaction Based, therefore the registered person is only charged for use per transaction.


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Phase 2
--------
In a subsequent version, the Service Provider Services will include the following Enhancements (as defined in Section 2.1):

*    1.  Support over 250+ active file formats.
     2.  Subscription based service model.


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LINK PLACEMENT
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Service Provider may request one of the following general  placement  categories as its preferred location for the link to the Service Provider Services.

__ Shopping  __ News  __ Finance  __ Travel  __  Entertainment  __ Weather
__ Tools & Reference  XX Business Tools  __ Web Portals  __ Sports  __ People
__ Games  __ Messaging


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SERVICE PROVIDER ADDRESS AND CONTACT INFORMATION
--------------------------------------------------------------------------------

Service Provider Address:  1819 Main Street, Suite 702
                           Sarasota, Florida  34236

Contact Name:  David Rippetoe           Title:  Business Development Director

Phone Number:  941-365-9955 ext 308     Fax Number:  941-365-9966

E-mail Address:  drippetoe@teamrdc.com


By signing below, each party agrees that it has read and consents to the terms and conditions on the following pages.

Signed:

Sprint Spectrum L.P.          Service Provider: Retrieval Dynamics Corporation
Signature:/s/George Danarco   Signature:/s/ Don Marlin
Print Name: George Danarco    Print Name:  Don Marlin Hamilton
Title: SA DIRECTOR            Title:  Vice President / General Manager
Date: OCT 19,2001             Date:  31 July 2001


SPRINT SPECTRUM L.P. CONFIDENTIAL INFORMATION                         Page 1

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1.   DEFINITIONS


"Service Provider Data" means all information collected or developed by Service Provider regarding its customers who are Users under this Agreement or derived specifically from a User's use of the Service Provider Services or otherwise provided directly to Service Provider by Users.

"Service Provider Services" means the set of features, functionality, data, graphics, sounds, text and other information, material or other content in electronic form provided by Service Provider to Sprint PCS, including any upgrades or Enhancements, for transmission to Users.

"Handset"  means  the  hand-held  digital   electronic   equipment  meeting  the
requirements of and authorized by Sprint PCS for Users to access any of the various Sprint PCS Services.

"Sprint PCS Affiliate" means: (a) any entity in which Sprint PCS holds at least a 20% equity interest; (b) any entity controlling, controlled by or under common control with Sprint PCS, directly or indirectly by or through one or more intermediaries; (c) any entity that is authorized to sell network digital wireless communications products or services under the "Sprint PCS" brand name or any other brand name(s) subsequently primarily used by Sprint PCS to market its network digital wireless communications products or services; or (d) any entity to which Sprint PCS is required by law, regulation or contract to provide wireless telecommunications network services involving the services to be provided under this Agreement.

"Sprint PCS Data" means all information collected or developed by Sprint PCS regarding its customers who are Users under this Agreement or derived specifically from a User's use of the Sprint PCS Services or the Sprint PCS Wireless Telecommunications Network, including the Mobile Identification Number
(MIN) issued by Sprint PCS to a User, the Electronic Serial Number (ESN) associated with a Handset, and any customer information described in the FCC definition of "Customer Proprietary Network Information" as set forth in 47 USC 222(h)(1).

"Sprint PCS Services" means the wireless communication services provided by Sprint PCS, on behalf of itself or the Sprint PCS Affiliates or both, utilizing radio frequencies assigned by regulatory agencies.

"Sprint   PCS   Wireless   Telecommunications   Network"   means   any  and  all
telecommunications systems built, owned or operated by Sprint PCS or any of the Sprint PCS Affiliates.

"User" means any individual who uses any of the Sprint PCS Services.

2.       SERVICES

2.1 Scope of Services. This Agreement is for the provision of Service Provider Services to Sprint PCS for transmission across the Sprint PCS Wireless Telecommunications Network to Users with Handsets. Service Provider may make changes, modifications, updates and enhancements (each an "Enhancement") to the Service Provider Services if:
     (a)  the Enhancement complies with all requirements in this Agreement; and
     (b) the Service Provider Services continue to include, at a minimum, the Phase I features described above.

2.2 Placement. Sprint PCS will place the link to the Service Provider Services within an appropriate category of the Sprint PCS Wireless Web (or successor branded service) during the Initial Term of this Agreement. Actual placement of the link to the Service Provider Services will be in Sprint PCS' sole discretion. The link may be moved or repositioned at any time in Sprint PCS' sole discretion, or may be otherwise moved or removed by Users as part of any wireless web personalization functionality when available. In addition to placement of the link as set forth above, Service Provider grants Sprint PCS the right, in accordance with the terms of this Agreement, to include the Service Provider Services on other services provided, or supported, by Sprint PCS including, but not limited to, services provided by Sprint PCS, Sprint PCS Affiliates, or other third parties (e.g. Sprint PCS' private label customers) that are authorized by Sprint PCS to sell digital wireless communication services, under the Sprint or Sprint PCS brand name or under a third party brand name.


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2.3 Forecasted  Usage.  Prior to launch Service Provider will provide Sprint PCS with a forecast of the amount of traffic expected for the Service Provider Services. Service Provider's systems will, at a minimum, support the level of traffic indicated in that forecast. If traffic levels exceed the forecast, Service Provider will upgrade its systems as necessary to support the increased traffic level, and will provide Sprint PCS with an updated forecast.

2.4 Customer Support. Sprint PCS will be responsible for all customer support relating to the Sprint PCS Services and the Sprint PCS Wireless
Telecommunications Network. Service Provider will be responsible for all customer support issues relating to Service Provider Services. Service Provider will appropriately refer all User questions and inquiries regarding Sprint PCS or the Sprint PCS Services to Sprint PCS' Customer Care unit. The parties will reasonably cooperate with each other to provide necessary customer support services. Service Provider will provide the following internal contact information for User referrals, in both electronic and hard copy format, to Sprint PCS' Customer Care unit at least 10 business days before launch of the Service Provider Services:

     (a) Service Provider toll free phone number and email address for Users with a new account: 1-866-797-7468 support@teamrdc.com

     (b)  Service Provider toll free phone number and email address for existing
          Users: 1-866-797-7468 support@teamrdc.com

2.5 Representatives. Each party will designate a representative who will serve as that party's single point of contact with the other party for purposes of supervising and managing performance of the respective parties' obligations under this Agreement (the "Representative"). All technical, marketing or other business issues will be communicated to the other party's Representative, and each party's Representative will be authorized to respond on its behalf with respect to such issues. The Representatives will hold conference calls on a mutually agreeable basis.

2.6 Reporting. On a monthly basis Service Provider will, no later than 30 days after the end of the previous month, provide a report to Sprint PCS that details the information listed below.

     1. Total aggregate hits/page views performed at Service Provider's site (by category, if applicable).
     2. Total aggregate minutes of use spent at Service Provider's site (by category, if applicable).
     3. Total aggregate number of unique Users (Users with a unique MIN) that visited Service Provider's site (by category, if applicable).
     4.   Total gross E-commerce revenue (by category, if applicable).
     5. Total aggregate number of E-commerce transactions (by category, if applicable).
     6.   Total gross premium service revenue (by category, if applicable).
     7. Total aggregate number of premium service transactions (by category, if applicable).
     8.   Any additional reports mutually agreed upon by both parties.

Sprint PCS and Service Provider will mutually agree on the format of these reports. Reports will be sent to: Sprint PCS, c/o Joan McAnany, Mailstop:
KSOPHE0302-3D552, 6360 Sprint Parkway, Overland Park, KS 66251, e-mail address: jmcana01@sprintspectrum.com.


2.7 Service Prohibitions. Service Provider is solely responsible for the development, operation and maintenance of any website necessary to provide the Service Provider Services. Excluding any editorial comments of Service Provider

SPRINT SPECTRUM L.P. CONFIDENTIAL INFORMATION                         Page 2

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or a  third  party  that  may be  included  in the  Service  Provider  Services, materials that are knowingly posted in the Service  Provider  Services will not:
(a) intentionally  disparage,  defame, or discredit Sprint PCS or any Sprint PCS
Affiliate,   or  contain   information  that  is  intentionally   derogatory  or
detrimental to the good name or business reputation of Sprint PCS or any Sprint PCS Affiliate; (b) intentionally facilitate or promote illegal activity, or contain information that is illegal; (c) contain information that is defamatory,
obscene,   distasteful,   racially  or  ethnically  offensive,   harassing,   or
discriminatory based upon race, gender, color, creed, age, sexual orientation, or disability; or (d) contain sexually explicit content. Subsections (a) through
(d) above are collectively referred to as the "Content Standards." If Sprint PCS reasonably determines that Service Provider has violated any of the Content Standards, Sprint PCS may temporarily suspend the Service Provider Services. Sprint PCS will notify Service Provider by writing or e-mail of the violation and Service Provider must cure the violation within 3 business days (the "Cure Period") by removing the link from the Service Provider Services to the Sprint PCS Services, or removing the specific portion of the Service Provider Services that violates the Content Standards. If Service Provider reasonably disputes Sprint's determination of a violation of any of the Content Standards, the parties agree to meet in good faith to resolve the dispute. Sprint PCS may suspend the Service Provider Services during the pendency of the dispute. If Service Provider has not requested a meeting, and has failed to cure the Content Standard violation within the Cure Period, Sprint PCS may immediately terminate this Agreement. In addition, neither party will take any action, including but not limited to data mining or any similarly disruptive practice, that is intended to and does interfere with the development, operation, maintenance or content of: (i) the other party's or the party's affiliates websites; or (ii) the other party's respective servers or other equipment related to the development, operation and maintenance of websites.

2.8 No Advertising. Service Provider will not display any advertising in the Service Provider Services.

2.9 Temporary Suspension of the Service Provider Services. Sprint PCS may temporarily suspend the Service Provider Services as Sprint PCS deems necessary in the normal management and operation of the Sprint PCS Wireless Telecommunications Network, or if Service Provider violates either Section 8 or the restoral expectations in Section 12.2. If Sprint PCS temporarily suspends under this section, it will insert a `card' notifying Users of the Service Provider Services that the Service Provider Services are temporarily unavailable.

3.   PAYMENT AND FEES

3.1. No Charge for Service Provider Services. The Service Provider Services, including all Enhancements, are provided to Sprint PCS at no charge. Each party will be individually responsible for any expenses it incurs in developing, producing, and transmitting its respective service.

3.2. Service Fee. In consideration for the placement of the Service Provider Services as set forth in Section 2.2, and for other services provided under this Agreement, Service Provider will pay Sprint PCS a service fee ("Service Fee") of $20,000.00 for the Initial Term. The Service Fee for any Renewal Term will be mutually agreed upon by the parties prior to the Renewal Term. The Service Fee must be received by Sprint PCS within 30 days after the Effective Date.

3.3. Revenue Sharing. Sprint PCS will receive 30% of the gross transaction revenue generated from the Service Provider Services and derived from the Handset. Each party will be responsible for its own tax obligations. Gross revenue subject to this subsection includes that derived from:

     (a) any premium service that requires the User to pay a fee to access and use the premium service; and
     (b) electronic commerce transactions (gross sales amount, less returns, discounts and freight).

3.4 Invoicing and Payment Procedures. All amounts payable by Service Provider to Sprint PCS under Section 3.3 are due to Sprint PCS on a monthly basis within 30 days following the end of each month. Sprint PCS may impose a finance charge of 1 1/2% per month (or the maximum legal rate) on payments not received within this 30 day period. Payments must be remitted to the following Sprint PCS location:

         Sprint PCS
         Dept CH 10615
         Palatine, IL  60055-0615

4.   MARKETING AND PROMOTION

4.1 Service Provider Marks. Sprint PCS may wish to include Service Provider's name, description, or logos in certain marketing materials including, but not limited to, those that it sends to its customers, displays in retail locations, displays on its web site, in press releases or any third party retailer/Co-op advertising materials and promotional activities.

Please check the appropriate box below regarding use of Service Provider name and logos.

CHECK ONE:

|_| Service Provider AUTHORIZES Sprint PCS to use Service Provider's name, description, and logos, subject to Service Provider's branding guidelines, in marketing and promoting the Sprint PCS Services as set forth above.

|_| Service Provider DOES NOT AUTHORIZE Sprint PCS, without first obtaining prior written approval, to use Service Provider's name, description, and logos in marketing and promoting the Sprint PCS Services.

Service Provider name as it is to appear in promotional materials is as follows:
QxprintTM property of Retrieval Dynamics Corporation (must include all desired capitalization, punctuation, trade/service marking, "property of" indicators (legal attributes), etc.)

4.2 Publicity. Service Provider will not make any news release, public announcement, reference to this Agreement, its value, or its terms and conditions, or in any manner advertise or publish the fact of this Agreement. Nothing in this Agreement is intended to imply that Sprint PCS will agree to any publicity, and Sprint PCS may, in its sole discretion, withhold its consent to any publicity.



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5.   TERM AND TERMINATION

5.1 Term. The initial term of this Agreement begins on the Effective Date and ends after 1 year (the "Initial Term"). After the expiration of the Initial Term, this Agreement will be automatically extended on a 30 day basis until terminated by either party with at least 30 days prior written notice (each 30 day period a "Renewal Term").

5.2 Termination for Convenience. Sprint PCS may terminate this Agreement for any reason, without liability, by providing at least 30 days prior written notice to Service Provider. Unless otherwise provided in Sprint PCS' notice, the termination is effective 30 days after the date of the notice. If Sprint terminates this Agreement under this Section, Service Provider will receive a pro-rata refund of the Service Fee it paid to Sprint under Section 3.0 (based on the number of full months remaining in the Initial Term). Service Provider may terminate this Agreement for any reason, without liability, by providing at least 30 days prior written notice to Sprint PCS. Unless otherwise provided in Service Provider's notice, the termination is effective 30 days after the date of the notice. If Service Provider terminates the Agreement under this Section, Service Provider will not receive a refund of the Service Fee.

5.3 Termination for Breach. Either party may terminate this Agreement if the other party breaches any material term of this Agreement and the breach is not cured within 30 days after written notice of the breach is provided to the defaulting party by the non-defaulting party. Unless otherwise provided in the notice, or unless the breach has been cured, the termination is effective 30 days after the date of the notice.


SPRINT SPECTRUM L.P. CONFIDENTIAL INFORMATION                         Page 3


6.   CONFIDENTIAL INFORMATION

6.1 General. Each party acknowledges that while performing its obligations under this Agreement it may have access to Confidential Information of the other party. "Confidential Information" means any information concerning a party's trade secrets, products, planned products, services or planned services, suppliers, customers, prospective customers, data, financial information, computer software, processes, methods, knowledge, inventions, ideas, marketing, promotions, discoveries, current or planned activities, research, development, or other information relating to a party's business activities or operations or those of its customers or suppliers. This Agreement creates a confidential relationship between the parties. Both parties will keep the terms of this Agreement and all Confidential Information confidential and, except as authorized by the other party in writing, the receiving party will only use, and make copies of, Confidential Information to perform the Services or its obligations as required under this Agreement. Upon termination of this Agreement, or upon the disclosing party's request, the receiving party will return or destroy all documents and other materials in the receiving party's control that contain or relate to Confidential Information. Upon request by the disclosing party, the receiving party will provide written certification to the disclosing party that it has returned or destroyed all Confidential Information, including any duplicate copies. Both parties will inform their personnel who will have access to Confidential Information of their obligations of confidentiality, and will require their personnel to comply with the terms of this Agreement. If reasonably requested by either party, the other party will have those personnel sign a non-disclosure agreement at least as restrictive as this Section. Both parties agree to disclose Confidential Information only to its personnel, including its subcontractors and agents, who have a legitimate business need to know Confidential Information in order to perform that party's obligations under this Agreement. If any material, non-public information is disclosed, the receiving party will comply with SEC Regulation FD (Fair Disclosure), and refrain from trading in the disclosing party's stock until that material, non-public information is publicly disseminated.

6.2 Exceptions; Injunctive Relief. Confidential Information does not include information that the receiving party can demonstrate by written documentation:
(i) is rightfully known to the receiving party prior to negotiations leading to this Agreement; (ii) is independently developed by the receiving party without any reliance on Confidential Information; (iii) is or later becomes part of the public domain or is lawfully obtained by the receiving party from a third party not under an obligation of confidentiality; or (iv) is required to be disclosed by law or legal process, as long as the receiving party uses reasonable efforts to cooperate with the disclosing party to limit disclosure. Both parties acknowledge that disclosure of Confidential Information by the receiving party will cause irreparable injury to the disclosing party, its customers and other suppliers, that is inadequately compensable in monetary damages. In addition to any other remedies in law or equity, the disclosing party may seek injunctive relief for the breach or threatened breach of this Section; the breaching party will not raise the defense of an adequate remedy at law.

7.   Grant of licenses and rights

7.1 Service Provider Licenses. Service Provider grants Sprint PCS and Sprint PCS Affiliates a non-exclusive, non-transferable (with no right to sub-license) license to use, reproduce, display, and transmit the Service Provider Services, in any current or future mark-up language or format, as necessary to enable Users of the Sprint PCS Services to access and utilize the Service Provider Services on the Handset. Service Provider also grants Sprint PCS a non-exclusive, non-transferable (with no right to sub-license) license to use, reproduce, display, and transmit Service Provider trademarks and service marks (the "Service Provider Brand Marks") in connection with: (i) the display of Service Provider Services; and (ii) the marketing or promotion of the Service Provider Services. Sprint PCS will not modify the Service Provider Services without Service Provider's prior consent, except as necessary to address technical concerns related to the telecommunications network transmission of the Service Provider Services, however, any technical modifications by Sprint PCS will not alter the information, content, display, or services included in the Service Provider Services. Sprint PCS may use the Service Provider Services or any transferred Service Provider Data to monitor Service Provider's performance and compliance with the terms of this Agreement, for quality assurance purposes, and for Sprint PCS' internal marketing research purposes.

7.2 Sprint PCS Licenses. Sprint PCS is authorized to license the following to Service Provider: (i) the Sprint diamond logo; (ii) Sprint PCS mark; and (iii) the Sprint PCS Wireless Web mark (collectively, the "Sprint PCS Authorized Marks"). Sprint PCS grants Service Provider a non-exclusive, non-transferable (with no right to sub-license) license to use, reproduce, display, and transmit the Sprint PCS Authorized Marks, subject to Sprint PCS' prior written approval and Sprint PCS' brand and trademark guidelines: (i) on tangible written materials (excluding printouts of web pages) promoting the Sprint PCS Services; and (ii) in connection with the marketing and promotion of the Sprint PCS Services. Service Provider is not permitted to use any of the Sprint PCS Authorized Marks for any other purpose without Sprint PCS' prior written approval.



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8.   Ownership and USE OF DATA

8.1 Service Provider Ownership. Sprint PCS acknowledges and agrees that Service Provider owns all right, title and interest in Service Provider Brand Marks, Service Provider Data, and Service Provider Services (excluding third party content and services incorporated in the Service Provider Services pursuant to valid license rights), and except for the licenses in this Agreement, nothing in this Agreement will confer in Sprint PCS any right of ownership in the foregoing.

8.2 Sprint PCS Ownership. Service Provider acknowledges and agrees that Sprint PCS owns all right, title and interest in the Sprint PCS Data, the Sprint PCS Wireless Telecommunications Network, the Sprint PCS Authorized Marks, and the Sprint PCS Services (excluding third party content and services incorporated in the Sprint PCS Services pursuant to valid license rights), and except for the licenses in this Agreement, nothing in this Agreement will confer in Service Provider any right of ownership in the foregoing.

8.3 Rights and Limitations. All Sprint PCS Data is the exclusive property of Sprint PCS. Service Provider will not, except as otherwise stated in this Agreement, store, copy, analyze, monitor, or otherwise use any Sprint PCS Data, including location-based information. If Sprint PCS Data is made available to Service Provider, Service Provider will not use that data unless the parties have entered into a separate written agreement governing the use of that data. All Service Provider Data is the exclusive property of Service Provider. Sprint PCS will not, except as otherwise stated in this Agreement, store, copy, analyze, monitor, or otherwise use any Service Provider Data. Nothing in this Agreement prevents or limits: (i) Service Provider from communicating directly with Users of Service Provider Services or (ii) Sprint PCS from communicating directly with Users.

8.4 Solicitation; Disclosure. Service Provider will not use the Service Provider Services for the transmission of "spam" or any other distribution of unsolicited information, including telemarketing, unless the User expressly consents on the Handset. Sprint PCS will not use the Sprint PCS Services for the transmission of "spam" or any other distribution of unsolicited information, including telemarketing, unless the User expressly consents. Neither party will use any information obtained from the activities contemplated under this Agreement to target advertisements or marketing to Users based on the User's use of the other party's products or services. Neither party will disclose the other party's information or data provided to it under this Agreement to any third party in a manner that identifies the User as end user of a Service Provider product or service or of the Sprint PCS Services.

9.       Warranties AND DISCLAIMERS

9.1 Date/Time Functionality; Viruses. Service Provider warrants that all hardware, software and networks used by Service Provider to fulfill its obligations under this Agreement, which depend on a date processing function, will: (i) perform and process date arithmetic and date/time data in a consistent and accurate manner and in a manner that is unambiguous as to century; and (ii) to the extent any hardware, software or networks are used in combination with other software, hardware or networks, they will properly interoperate with the other software, hardware or networks, including the exchange of date/time data. In addition, Service Provider warrants that it will not intentionally introduce into Sprint PCS' hardware, software, or network any software virus, worm, "back door," "Trojan Horse," or similar harmful code. If Service Provider's hardware, software, or network is not compliant with this warranty, Service Provider will, at its expense, promptly correct or modify the hardware, software, or network so that it is compliant.

9.2 Disclaimers. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, BOTH PARTIES' SERVICES, INFORMATION, CONTENT AND OTHER MATERIALS DELIVERED UNDER THIS
AGREEMENT ARE PROVIDED ON AN "AS IS," "AS AVAILABLE" BASIS. EACH PARTY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY MATERIALS PROVIDED UNDER THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ANY IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. EXCEPT FOR THE EXPRESS WARRANTIES MADE IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY THAT ITS SERVICE WILL BE UNINTERRUPTED, SECURE, OR ERROR FREE. THE PARTIES ACKNOWLEDGE THAT USE OF ANY DATA OR INFORMATION OBTAINED BY USERS THROUGH EITHER PARTY'S SERVICE IS AT USERS' OWN DISCRETION AND RISK, AND THAT USERS WILL BE SOLELY RESPONSIBLE FOR ANY DAMAGE RESULTING FROM USE THEREOF. EACH PARTY AGREES TO INCLUDE A DISCLAIMER IN SUBSTANTIALLY SIMILAR FORM TO THE PREVIOUS SENTENCE IN THEIR RESPECTIVE USER'S AGREEMENTS OR TERMS AND CONDITIONS OF USE FOR THEIR RESPECTIVE SERVICES.


SPRINT SPECTRUM L.P. CONFIDENTIAL INFORMATION                         Page 4



10.  INDEMNIFICATION AND LIMITATION OF LIABILITY

10.1 Indemnification by Sprint PCS. Sprint PCS, at its own expense, will indemnify and defend Service Provider, Service Provider affiliates, and their respective directors, officers, agents, and employees (each, a "Service Provider Indemnitee") from and against all claims, damages, losses, liabilities, costs, expenses, and reasonable attorney fees (collectively "Damages") arising out of a claim by a third party against a Service Provider Indemnitee: (i) for injury to persons (including libel, slander or death) or loss or damage to property, to the extent resulting from any act or omission of Sprint PCS; or (ii) alleging that the Sprint PCS Authorized Marks infringe in any manner any copyright, patent, maskwork right, trade secret, trademark, or trade dress right.

10.2 Indemnification by Service Provider. Service Provider, at its own expense, will indemnify and defend Sprint PCS, Sprint PCS Affiliates, and their respective directors, officers, agents, and employees (each, a "Sprint PCS Indemnitee") from and against all Damages arising out of a claim by a third party against a Sprint PCS Indemnitee: (i) for injury to persons (including libel, slander or death) or loss or damage to property, to the extent resulting from any act or omission of Service Provider; or (ii) alleging that the Service Provider Services or the Service Provider Brand Marks infringe in any manner any copyright, patent, maskwork right, trade secret, trademark, or trade dress right.

10.3 Indemnification Procedures. Promptly, upon becoming aware of any matter that is subject to the provisions of this Section 10.0 (a "Claim"), the party seeking indemnification (the "Indemnified Party") must give notice of the Claim to the other party (the "Indemnifying Party"), accompanied by a copy of any written documentation regarding the Claim received by the Indemnified Party. The Indemnifying Party will have the right, at its option, to settle or defend, at its own expense and with its own counsel, the Claim. The Indemnified Party will have the right, at its option, to participate in the settlement or defense of the Claim, with its own counsel and at its own expense, but the Indemnifying Party will have the right to control the settlement or defense. The Indemnifying Party will not enter into any settlement that imposes any liability or obligation on the Indemnified Party, or contains any acknowledgement of wrongdoing by the Indemnified Party, without the Indemnified Party's prior written consent. The parties will cooperate in the settlement or defense and give each other full access to all relevant information. If an Indemnified Party's ability to provide a service is enjoined due to a claim covered by the indemnity obligations in this Section, the Indemnifying Party will, at its option and expense, either: a) procure for the Indemnified Party and the Users the continued right to use the service; b) replace the infringing material with non-infringing material that will not adversely affect the operation or quality of the service; c) modify the infringing material so that it is non-infringing and will not adversely affect the operation or quality of the service; or d) only if none of the above options are possible after commercially reasonable attempts by the Indemnifying Party to complete them, the Indemnifying Party may terminate this Agreement.

10.4 LIMITATION OF LIABILILTY.  EXCEPT FOR A PARTY'S BREACH OF THE PROVISIONS OF
SECTION 6.0 (CONFIDENTIAL INFORMATION) OR FOR CLAIMS FOR WHICH A PARTY HAS AN OBLIGATION OF INDEMNITY UNDER THIS AGREEMENT, NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR INDIRECT DAMAGES FOR ANY CAUSE OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE. CONSEQUENTIAL, INCIDENTAL, AND INDIRECT DAMAGES INCLUDE, BUT ARE NOT LIMITED TO, LOST PROFITS, LOST REVENUE, AND LOSS OF BUSINESS OPPORTUNITY, WHETHER OR NOT THE APPLICABLE PARTY WAS AWARE OF OR SHOULD HAVE BEEN AWARE OF THE POSSIBILITY OF THESE DAMAGES.

11.  SECURITY

Each party will maintain the security and integrity of its service, including implementing procedures to prevent third parties from transmitting unsolicited data or messages to Users. Each party will immediately notify the other party if it knows or has reason to know that any unsolicited data or messages are being sent to Users, or if an unusual or abnormal flow, number, or type of message is being sent to Users. If a User is being sent unsolicited data or messages, or one party notifies the other party that Users may be being sent unsolicited data or messages, each party will use its best efforts to prevent continuing transmission of unsolicited data or messages to Users. As necessary, Sprint PCS will provide a connection to its gateway via a 128-bit secure socket level connection. As necessary, Service Provider will provide a secure connection to the Internet to allow access to Service Provider Services by Sprint PCS and Users.

12.  TESTING AND SERVICE RELIABILITY

12.1 Acceptance Testing. Upon receipt of the initial feature set of the Service Provider Services prior to launch of the Service Provider Services, or any subsequent Enhancements to the Service Provider Services (for purposes of this Section, each a "Deliverable"), both parties will test the Deliverable for compliance with the specifications of the detailed design document provided to Sprint PCS by Service Provider in accordance with the Sprint PCS Wireless Web Launch Checklist ("Acceptance Testing"). If a dispute arises regarding testing criteria, Sprint PCS will make the final determination. Acceptance of any Deliverable will occur upon the earlier of either: (i) the delivering party's receipt of a notice from the accepting party that the Deliverable has met the acceptance criteria; or (ii) 60 days, or other mutually agreeable time period, after the date of delivery unless written notice of non-acceptance, which includes specific reasons for non-acceptance and specific items which must conform to gain acceptance, is provided to the delivering party within the 60-day period. The party with the primary responsibility for the Deliverable (or the parties together, if jointly responsible) will use commercially reasonable efforts to correct any non-conformance in a timely manner. The parties will provide each other with commercially reasonable assistance as necessary to correct any non-conformance, including, without limitation, information necessary to allow the correcting party to recreate the error or non-conformity identified. The parties will work together in good faith to complete Acceptance Testing in accordance with any applicable development schedule. Upon successful completion of Acceptance Testing the parties will deliver written notice of final acceptance to each other.

12.2 Service Reliability. The parties will make commercially reasonable efforts to ensure that their respective services are free from material defects, and are available 24 hours a day, 7 days a week to Users. Service Provider and Sprint PCS agree to maintain their respective services in accordance with the applicable standards as follows:

A. Trouble Severity Codes for Unplanned Events. Sprint PCS will assign trouble severities based on Sprint PCS' assessment of trouble at the point of trouble identification and will adjust based on event activities. The following trouble severity table will be reviewed quarterly by Sprint PCS and Service Provider, and may be modified only by mutual written agreement of both parties.

  -------- ------------------------------------------------------------------ -------------
  Trouble                                                Description            Restoral
  Severity                                                                    Expectations
    Code
  -------- ------------------------------------------------------------------ -------------
  -------- ------------------------------------------------------------------ -------------
  Sev1     "Sev 1 Error" means a catastrophic error in the application which    1.5 hours
           causes a complete  (100%) loss of service for any subset of Users and for which a workaround  has not been made available and which causes:  (i)  an  important  component  of the  Service  Provider
           Services to be unusable,  a system or product  malfunction due to deficiency  or  non-usability,  and has  frequent  or major  User impact or there is a frequent failure of an important service; or
           (ii)  data  loss  or  corruption.   Example:  10/8  outage--Users
           receiving "bad http status" errors when  attempting to connect to the Service Provider's site.
  -------- ------------------------------------------------------------------ -------------
  -------- ------------------------------------------------------------------ -------------
  Sev2     "Sev 2 Error" means a  non-catastrophic  error in the application    4.0 hours
           that causes greater than 50% degradation of performance and that:
           (i) constitutes a major failure for an important  product feature which  causes  significant  inconvenience  to  Users,  system  or product  malfunction due to deficiency or non-usability;  or (ii)
           produces results materially different from those described in the documentation  for a major product feature,  but which such error does not  rise to the  level  of a Sev 1  Error.  Example:  Users receiving  "compile error" message when attempting to read a news item.

  -------- ------------------------------------------------------------------ -------------
  -------- ------------------------------------------------------------------ -------------
  Sev3     "Sev3 Error" means a  non-catastrophic  error in the  application    4.0 hours
           that:  (i) has an impact on  operational  8.0  hours  support  or administrative  tools / availability to service or provision node but not  considered  to impact call  processing;  and (ii) causes less than 50% degradation of performance
  -------- ------------------------------------------------------------------ -------------
  -------- ------------------------------------------------------------------ -------------
  Sev4     "Sev4  Error"  means an error in the  application  that:  (i) has    TBD
           minimal current impact on the User; and (ii) causes a malfunction    (Joint Agreement)
           of a non-essential product feature.
   -------- ------------------------------------------------------------------ -------------


B.   Points of Contact and Escalations

If either party experiences technical problems receiving or transmitting the other party's service, or receive questions or complaints from Users, that party may contact the other party's technical service. I. Escalations will occur if restoral expectations are not met.

II.  Service Provider will provide for 24x7x365 support availability.
III. Service Provider will provide continual support through event resolution on Sev1 Errors.
IV. Service Provider and Sprint PCS IT will exchange ticket numbers for tracking an event at the initial report of trouble by Sprint PCS IT to Service Provider.
V. Sprint PCS and Service Provider will exchange escalation contacts and number as follows:

Service Provider Contact Information (Accessible 24 hours a day / 7 days a week)
----------- --------------- ------------- ------------- -------------- -----------------------
            Contact Name &  Phone         Mobile        Pager          Email
            Title
----------- --------------- ------------- ------------- -------------- -----------------------
----------- --------------- ------------- ------------- -------------- -----------------------
1st         Stephen Mullen  941-365-9955  941-704-4344                 smujllen@teamrdc.com
Point of    Systems Manager ext 310
Contact

----------- --------------- ------------- ------------- -------------- -----------------------
----------- --------------- ------------- ------------- -------------- -----------------------
1st         Anna Lewis      941-365-9955  941-266-6350                 alewis@teamrdc.com
Escalation  Program Manager ext 321

----------- --------------- ------------- ------------- -------------- -----------------------
----------- --------------- ------------- ------------- -------------- -----------------------
2nd         David Rippetoe  941-365-9955  941-284-1177                 drippetoe@tramrdc.com
Escalation  Bus Dev Mgr     ext 308

----------- --------------- ------------- ------------- -------------- -----------------------


Sprint PCS Contact Information      (Accessible 24 hours a day / 7 days a week)
--------------- ----------------- ---------------- -------------- ------------- -------------------
                Contact Name &    Phone            Mobile         Pager         Email
                Title
--------------- ----------------- ---------------- -------------- ------------- -------------------
--------------- ----------------- ---------------- -------------- ------------- -------------------
1st             Application       (913) 307-7727
Point of        Administration
Contact         Help Desk

--------------- ----------------- ---------------- -------------- ------------- -------------------
--------------- ----------------- ---------------- -------------- ------------- -------------------
1st Escalation  Primary DSO                        816-674-9728
                Wireless Web App
                Admin on Call
--------------- ----------------- ---------------- -------------- ------------- -------------------
--------------- ----------------- ---------------- -------------- ------------- -------------------
2nd Escalation  Secondary DSO                      916-674-8126
                Wireless Web App
                Admin on Call
--------------- ----------------- ---------------- -------------- ------------- -------------------
--------------- ----------------- ---------------- -------------- ------------- -------------------
3rd Escalation  Team Lead, DSO                     816-213-9675
                Wireless Web App
                Admin
--------------- ----------------- ---------------- -------------- ------------- -------------------

12.3 Service Provider Provided 3rd Party Handoff. Service Provider will interface with 3rd party hardware and software vendors selected by it and included as part of the Service Provider Services. During unplanned events, Service Provider will interact with these 3rd party vendors for service restoral activities, and Sprint PCS will only be required to interact with Service Provider.

12.4 Operational Reviews between Sprint PCS Technical Services and Service Provider. Operational Reviews will be conducted as needed.

12.5 Network /Application Availability.

     (a) Sprint PCS has a corporate initiative to meet or exceed 99.9% element / node /application availability.
     (b) Service Provider agrees to use commercially reasonable efforts to maintain the Service Provider Services at a minimum 99.9% availability per month.

12.6 Planned Outages.

     (a) Sprint PCS Technical Services Coordination - The standard maintenance window is 2300 - 0500 CST. Any activities beyond regularly scheduled maintenance window are considered unplanned outages and will be addressed per the above table.
     (b) Regular -Regular maintenance is defined as routine, scheduled maintenance. Sprint PCS requires 72-hour notification and approval of activities prior to maintenance.
     (c) Demand - Demand maintenance is defined as maintenance that can wait until the regularly scheduled maintenance window, but will be given top priority during that window.
     (d) Emergency - Emergency maintenance is defined as maintenance that must be performed immediately, regardless of time of day / busy hour.

12.7 Additional requirements.

     Service Provider will coordinate with Sprint PCS for the installation of new versions, releases, and fixes to the operating system and system software, as well as the installation of any new hardware. At least 72 hours notice of these changes must be given to Sprint PCS, and Sprint PCS will likewise provide 72 notice of a Phone.com environment change (hardware, software version, etc.) to Service Provider.

SPRINT SPECTRUM L.P. CONFIDENTIAL INFORMATION                         Page 6


13.  RECORD KEEPING AND AUDITS

Each party will maintain all records pertaining to its service and all payments to the other party for a period of at least 1 year after the termination or expiration of this Agreement. Each party (as applicable, the "Auditing Party") has the right to direct its internal or external auditors to audit, copy and inspect the other party's (the "Audited Party") records at reasonable times during the Initial Term of this Agreement (and during any Renewal Term if applicable) and for the 1-year period thereafter to verify the correctness of amounts paid under this Agreement. The Auditing Party will provide the Audited Party with at least 5 business days' prior notice of an audit. The Audited Party will make the information reasonably required to conduct the audit available on a timely basis and assist the Auditing Party and its internal or external auditors as reasonably necessary. The Audited Party will not be responsible for the Auditing Party's expenses incurred for an audit, unless the audit discloses an underpayment in excess of 5% during the period covered by the audit, in which case the Audited Party will pay for the entire cost of the audit. The Audited Party will within 10 days after discovery of an underpayment, pay to the

Auditing Party the amount disclosed by the audit together with simple interest, at 1% per month, for the period of time between the date on which underpayment occurred and the date on which the Auditing Party was paid. If the audit reveals an overpayment by the Audited Party in excess of 5% during the period covered by the audit, the Audited Party will be entitled to credit the overpayment against further payments due to the Auditing Party, and if no further payments are due, the Auditing Party will within 10 days after the discovery of the overpayment, pay to the Audited Party the amount disclosed by the audit together with simple interest, at 1% per month, for the period of time between the date on which overpayment occurred and the date on which the Audited Party was paid.

14.  DISPUTE RESOLUTION

14.1 WAIVER OF JURY TRIAL. EACH PARTY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY COURT ACTION ARISING AMONG THE PARTIES, WHETHER UNDER THIS AGREEMENT OR OTHERWISE RELATED TO THIS AGREEMENT, AND WHETHER MADE BY CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR OTHERWISE. THE AGREEMENT OF EACH PARTY TO WAIVE ITS RIGHT TO A JURY TRIAL WILL BE BINDING ON ITS SUCCESSORS AND ASSIGNS.

14.2 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES ARE GOVERNED BY THE LAWS OF THE STATE OF KANSAS, WITHOUT RAGARD TO ANY CONFLICT OF LAWS PRINCIPLES. THIS AGREEMENT WILL NOT BE GOVERNED OR INTERPRETED IN ANY WAY BY REFERRING TO ANY LAW BASED ON THE UNIFORM COMPUNTER INFORMATION TRANSACATIONS ACTS (UCITA), EVEN IF THAT LAW IS ADOPTED IN KANSAS.

14.3 Forum Selection; Attorney's Fees. Any court proceeding brought by either party must be brought, as appropriate, in Kansas District Court located in Johnson County Kansas, or in the United States District Court for the district of Kansas in Kansas City, Kansas. Each party agrees to personal jurisdiction in either court. The prevailing party in any formal dispute will be entitled to reasonable attorney's fees and costs (including reasonable expert fees and costs), unless the prevailing party rejected a written settlement offer that exceeds the prevailing party's recovery. The parties agree to continue performance during the pendency of any dispute, unless this Agreement is terminated under Section 5.3.

15.  GENERAL

15.1 Notices. Unless otherwise agreed, notices provided under this Agreement must be in writing and delivered by certified mail (return receipt requested), hand delivery, or by a reputable overnight carrier service. Notices to Sprint PCS must be sent to the following addresses: (i) Wireless Data Services, Attn:
Assistant Vice President,  1500 Meadow Lake Parkway,  Kansas City, MO 64114; and
(ii) Sprint Law Department, Attn: General Attorney - Procurement, 8140 Ward Parkway, Kansas City, MO 64114. Notices to Service Provider must be sent to the address shown in the signature block of this Agreement for Service Provider. Notices will be deemed given on the day the notice is received.

15.2 Assignment. Sprint PCS may assign any of its rights or obligations or this Agreement to any Sprint PCS Affiliate without the consent of Service Provider. Otherwise, neither party may assign any of its rights or obligations or this Agreement without the prior written consent of the other party.

15.3 Waiver; Severability; Remedies. The waiver of a breach of any term or condition of this Agreement will not constitute the waiver of any other breach of the same or any other term. To be enforceable, a waiver must be in writing signed by a duly authorized representative of the waiving party. If any provision of this Agreement is held to be unenforceable, the remaining provisions will remain in effect and the parties will negotiate in good faith a substantively comparable enforceable provision to replace the unenforceable provision. All rights and remedies of the parties, in law or equity, are cumulative and may be exercised concurrently or separately. The exercise of one remedy will not be an election of that remedy to the exclusion of other remedies.

15.4  Independent  Contractor;  Non-Exclusive  Relationship;  Survival.  Service
Provider and Service Provider personnel are independent contractors for all purposes and at all times. This Agreement does not create an exclusive relationship between the parties except to the extent specifically provided for in this Agreement. Nothing in this Agreement will be deemed to be a restriction on either party's ability to freely compete or to enter into "partnering" relationships with other entities. Numbered provisions 4.2, 6., 7., 8., 9., 10., 13., 14., and 15.4 will survive the termination or expiration of this Agreement, in addition to any other provisions that by their content are intended to survive the performance, termination, or expiration of this Agreement.

15.5 Miscellaneous. This Agreement's benefits do not extend to any third party, including Sprint PCS customers or Users, unless expressly stated in this Agreement. The headings in this Agreement are for convenience only and will not affect the meaning or interpretation of this Agreement. This Agreement will not be construed against either party due to authorship. This Agreement, together with any exhibits, sets forth the entire understanding of the parties as to the subject matter of this Agreement and supersedes all prior agreements, discussions, and correspondence pertaining to the subject matter of this Agreement. Any provision contained on a party's web site, preprinted on any order, invoice, statement, or other document issued by either party, or contained in any "shrinkwrap" or "clickwrap" agreement will have no force or effect if that provision conflicts with the terms of this Agreement. This Agreement may not be amended or modified except in writing signed by a duly authorized representative of each party. If there is an inconsistency between the terms of this Agreement and those of any other oral or written agreement between the parties, the provisions of this Agreement will control.




SPRINT SPECTRUM L.P. CONFIDENTIAL INFORMATION                         Page 7